UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2006

Industrial Enterprises of America, Inc.
(formerly known as Advanced Bio/Chem, Inc.)
(Exact name of registrant as specified in its charter)

Nevada	000-30646	13-3963499
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

711 Third Avenue, Suite 1505, New York, New York	10017
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(212) 490-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 7 - Regulation FD
Item 7.01 Regulation FD Disclosure

As recently reported on a Current Report on Form 8-K filed on June 23, 2006, on Monday, June 19, 2006, Industrial Enterprises of America, Inc., a Nevada corporation (the "Company"), issued a press release announcing the Company's entry into a letter of intent to purchase a well-established automotive aftermarket filler and supplier. On Monday, July 10, 2006, the Company updated such press release by issuing another press release announcing that due diligence regarding the acquisition is ongoing and that the Company anticipates entering into a definitive agreement with a closing scheduled on or about July 31, 2006.

The press release furnished with this Current Report on Form 8-K provides details not included in previously issued reports of the Company and is not deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such filing.

Section 9 - Financial Statements and Exhibits.
Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
99.1	Press Release of Industrial Enterprises of America Inc. dated July 10, 2006.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Industrial Enterprises of America, Inc.

July 12, 2006
By:   /s/ James W. Margulies
Name:    James W. Margulies
Title:     Chief Financial Officer